AJ Robbins CPA, LLC Certified Public Accountants

May 21, 2021

U.S. Securities and Exchange Commission Office of the Chief Accountant

100F Street Northeast Washington, DC 20549-2000

RE: Alterola Biotech, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 20, 2021 of : Alterola Biotech, Inc (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

AJ Robbins, CPA LLC

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261